Exhibit A


                             JOINT FILING AGREEMENT


            In accordance with Rule 13d-1 (k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the Common Stock of CorVu Corporation and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

            The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained herein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

            This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.


Dated:  October 20, 2006.

                                           /s/ Justin M. MacIntosh
                                           -------------------------------------
                                           Justin M. MacIntosh



                                           /s/ Delia S. MacIntosh
                                           -------------------------------------
                                           Delia S. MacIntosh



                                           /s/ Dominic K.K. Sum
                                           -------------------------------------
                                           Dominic K.K. Sum


                                           OPELLA HOLDINGS LIMITED


                                           By: /s/ Dominic K.K. Sum
                                               ---------------------------------
                                           Its: Authorized Representative


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